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FIRST SECURITY BENEFIT LIFE INSURANCE
AND ANNUITY COMPANY OF NEW YORK
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70 WEST RED OAK LANE, FOURTH FLOOR
WHITE PLAINS, NEW YORK 10604

May 24, 2002

First Security Benefit Life Insurance
and Annuity Company of New York
70 West Red Oak Lane, 4th Floor
White Plains, NY 10604

Dear Sir/Madam:

This letter is with  reference  to the  Registration  Statement  of the Variable
Annuity  Account A of which First  Security  Benefit Life  Insurance and Annuity
Company of New York  (hereinafter  "FSBL") is the Depositor.  Said  Registration
Statement is being filed with the  Securities  and Exchange  Commission  for the purpose of registering the variable annuity  contracts issued by FSBL under such
variable   annuity  account  which  will  be  sold  pursuant  to  an  indefinite registration.

I have examined the Declaration and Certificate of  Incorporation  and bylaws of
FSBL,  minutes of the meetings of its Board of Directors and other records,  and pertinent  provisions of the New York insurance  laws,  together with applicable certificates  of  public  officials  and  other  documents  which I have  deemed relevant. Based on the foregoing, it is my opinion that:

1.  FSBL is duly  organized  and  validly  existing  as a stock  life  insurance company under the laws of New York.

2.  Variable  Annuity  Account A of FSBL has been validly  created as a Separate
    Account in accordance with the pertinent provisions of the insurance laws of
    New York.

3.  FSBL has the power, and has validly and legally  exercised it, to create and issue the variable annuity  contracts which are  administered  within and by means of Variable Annuity Account A of FSBL.

4.  The  amount  of  variable  annuity  contracts  to be  sold  pursuant  to the indefinite registration,  when issued, will represent binding obligations of
    FSBL in accordance with their terms providing said contracts were issued for the considerations  set forth therein and evidenced by appropriate  policies and certificates.

I hereby consent to the inclusion in the Registration  Statement of my foregoing opinion.

Respectfully submitted,

ROGER K. VIOLA

Roger K. Viola, Esq.
Vice President
First Security Benefit Life Insurance and
  Annuity Company of New York